Exhibit 3.37

CERTIFICATE OF FORMATION

OF

SEVERCORR, LLC

1.              The name of the limited liability company is SEVERCORR, LLC.

2.              The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 2005.

SEVERCORR, LLC

By:	/s/ Matthew Berglind
Name:	Matthew Berglind
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

SEVERCORR, LLC

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

1.              The name of the limited liability company is SEVERCORR, LLC (the “Company”).

2.              The Certificate of Formation of the Company is hereby amended to change the name of the Company to Severstal Columbus, LLC.

3.              Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

“1. The name of the limited liability company is Severstal Columbus, LLC.”

4.              This Certificate of Amendment shall be effective as of January 1, 2009.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 30th Day of December, 2008.

SEVERCORR, LLC

By:	/s/ Martin Szymanski
Name:	Martin Szymanski
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.              Name of Limited Liability Company: Severstal Columbus, LLC

2.              The Certificate of Formation of the limited liability company is hereby amended as follows:

1.              The name of the entity shall be amended to:

Steel Dynamics Columbus, LLC

2.              The registered agent shall be changed to:

Registered Agent Solutions, Inc.

1679 South Dupont Highway, Suite 100

Dover, Delaware 19901

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of September, A.D. 2014.

By:	STEEL DYNAMICS, INC., MANAGER

By:	/s/ Richard A. Poinsatte
Authorized Person(s)

Name:	Richard A. Poinsatte, Vice President
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